Exhibit 99.(a)(1)(H)

NOTICE OF WITHDRAWAL FROM THE TENDER OFFER

IKON OFFICE SOLUTIONS, INC. TENDER OFFER

FOR PARTICIPANTS IN IKON OFFICE SOLUTIONS, INC.

RETIREMENT SAVINGS PLAN

To:    The Colbent Corporation, Trustee’s Agent:

As a participant in the above-referenced plan, I hereby instruct State Street Bank and Trust Company, the trustee of the IKON RSP which holds the shares of common stock of IKON Office Solutions, Inc. (the “Trustee”) to withdraw from the Offer (as defined in the Offer to Purchase) all Plan shares that I previously instructed the Trustee to tender on my behalf, pursuant to the Offer by IKON Office Solutions, Inc.

Signature	Date

Please print name clearly	Social Security Number

Address:
Daytime Phone Number

DO NOT USE THIS FORM TO TENDER YOUR PLAN SHARES.

ONLY USE THIS FORM TO WITHDRAW YOUR PREVIOUS TENDER OF PLAN

SHARES FROM THE TENDER OFFER.

Mail this withdrawal notice promptly to:

By First Class Mail:	By Registered, Certified, Express or
The Colbent Corporation	Overnight Delivery or In Person:
P.O. Box 859208	The Colbent Corporation
Braintree, Massachusetts	161 Bay State Drive
02185-9208	Braintree, Massachusetts
02184